UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 30, 2016
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FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (504) 566-8000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2016, First NBC Bank, the wholly-owned banking subsidiary of First NBC Bank Holding Company (“Company”), entered into a Purchase and Assumption Agreement (the “Purchase Agreement”) with Whitney Bank, the wholly-owned banking subsidiary of Hancock Holding Company. The Purchase Agreement provides that, subject to the terms and conditions set forth therein, Whitney Bank will purchase certain assets, including loans, and assume certain liabilities, including deposits, of First NBC Bank.
Under the terms and subject to the limitations set forth in the Purchase Agreement, Whitney Bank has committed to purchase approximately $1.3 billion in loans and nine First NBC Bank branch locations, and assume approximately $511 million in transaction and savings deposits located in the nine branches and $605 million in Federal Home Loan Bank of Dallas borrowings. Whitney Bank also agreed to purchase an initial tranche of the loans with an aggregate principal amount of approximately $160 million, which transaction closed on January 4, 2017. First NBC Bank also has the option to sell a second tranche of the loans, with an aggregate principal amount of not more than $130 million, within thirty business days of the date of the Purchase Agreement. The Purchase Agreement provides that the purchase and assumption of the remaining assets and liabilities, including the deposit liabilities associated with the branches to be sold, will occur no later than three days after satisfaction of all of the required closing conditions, including receipt of all required regulatory approvals (“Closing Date”).
Total consideration for the transaction will be equal to the difference between the book value of the loans purchased and liabilities assumed, subject to certain adjustments set forth in the Purchase Agreement, as well as a cash premium, which is expected to be approximately $44 million. In addition, Whitney Bank will pay First NBC Bank the greater of the fair market value or book value of the nine branches and related assets. Consideration for the first and, if First NBC Bank elects to exercise its option, second tranches of loans, is to be paid at the applicable closing of such purchase in an amount equal to the net book value of such loans.
The Purchase Agreement contains customary representations, warranties and covenants of the parties. Included among the covenants contained in the Purchase Agreement is the obligation of First NBC Bank not to use any confidential information relating to the purchased assets or assumed liabilities for the purpose of soliciting financial services business from any customer of an acquired branch for a period of one year following the Closing Date. Additionally, First NBC Bank has generally agreed not to solicit employment from any employees transferred to Whitney Bank in connection with this transaction for a period of one year following the Closing Date.
Consummation of the transactions contemplated by the Purchase Agreement is conditioned on, among other things, (i) receipt of certain regulatory approvals, (ii) the accuracy of the representations and warranties of the parties and compliance by the parties with their respective covenants and obligations under the Purchase Agreement, subject to customary materiality qualifiers, and (iii) absence on any injunction, judgment or ruling prohibiting the transactions contemplated by the Purchase Agreement.
The Purchase Agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the Purchase Agreement if the closing has not occurred by within seventy-five days of the date of the Purchase Agreement.
The representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses.
The Purchase Agreement has been approved by the boards of directors of each of First NBC Bank and Whitney Bank, and the Purchase Agreement has been executed and delivered by each of the parties. Subject to the satisfaction of all closing conditions, including the receipt of all required regulatory approvals, the final transaction is expected to be completed in the first quarter of 2017.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.
Item 4.01.    Change in Registrant’s Certifying Accountant.

On December 30, 2016, the Audit Committee of the Board of Directors of the Company engaged Crowe Horwath LLP (“Crowe”) as its independent registered public accounting firm for the fiscal year ending December 31, 2016. Among other things, Crowe has been engaged to perform review procedures with respect to the Company’s financial statements for the period ended September 30, 2016 and to audit the Company’s financial statements for the full year. During the Company’s fiscal years ending December 31, 2014 and 2015, and through December 30, 2016, the Company did not (nor did anyone on its behalf) consult Crowe regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and no written report or oral advice was provided to the Company by Crowe that Crowe concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
Item 7.01    Regulation FD Disclosure.

On December 30, 2016, the Company issued a press release announcing the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. On January 3, 2017, the Company issued a press release announcing the appointment of Crowe as the Company’s independent registered public accounting firm. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.
As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information will not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings.
Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect the current views and estimates of management of the Company with respect to future economic circumstances, industry conditions, company performance and financial results, and the potential impact of the transaction with Whitney Bank. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the control of the Company - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to the factors included in filings made by the Company with the Securities and Exchange Commission, including those risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.  Forward-looking statements speak only as of the date they are made.  Copies of the Company’s reports filed with the Securities and Exchange Commission are available in the Investor Relations section of the Company’s website, www.firstnbcbank.com.  The Company undertakes no duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
2.1	Purchase and Assumption Agreement by and between First NBC Bank and Whitney Bank, dated December 30, 2016
99.1	Press release, dated December 30, 2016, announcing the Purchase Agreement
99.2	Press release, dated January 3, 2017, announcing appointment of Crowe Horwath LLP

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: January 6, 2017

FIRST NBC BANK HOLDING COMPANY
By:	/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr. President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Assumption Agreement by and between First NBC Bank and Whitney Bank, dated December 30, 2016
99.1	Press release, dated December 30, 2016, announcing the Purchase Agreement
99.2	Press release, dated January 3, 2017, announcing appointment of Crowe Horwath LLP